EXHIBIT 10.94.1

         EXHIBIT A


                              [FORM OF NOTE]

$100,000,000
      May 17, 1996

New York, New York

     FOR VALUE RECEIVED, AEGIS AUTO FUNDING CORP. III, a
Delaware corporation (the "Borrower"), hereby unconditionally promises to pay the order of GREENWICH
CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation
(the "Lender"), at its office located at 600 Steamboat
Road, Greenwich, Connecticut 06830 or to such other location or account as the Lender shall specify to the Borrower from time to time, in Federal or other immediately available funds in lawful money of the United
States the principal amount of ONE HUNDRED MILLION
DOLLARS ($100,000,000) or, if less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to the Warehouse Lending Agreement, dated as of May 17, 1996 (such agreement as it may from time to time be amended, supplemented or otherwise modified being the "Agreement"), among The Aegis
Consumer
Funding Group, Inc., Aegis Consumer Finance, Inc., the
Borrower and the Lender, on the Termination Date.

     The Lender is hereby authorized to record the dates and amounts of all Loans made by the Lender to the Borrower under the Agreement and the dates and amounts of all payments and prepayments of the principal amount of the Loans on the Schedule (and each continuation thereof) attached to and forming a part of this Note. Such recordation shall be conclusive in the absence of manifest error; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower under this Note or the Agreement. All Loans made by the Lender under the Agreement shall be recorded by the Lender on its books and records.

     The Borrower further promises to pay interest on the unpaid principal amount of all Loans made hereunder and under the Agreement from time to time from the date each such Loan is made until payment in full thereof to the Lender in like money at the rates and on the dates set forth in the Agreement.

     This Note is the Note referred to in, and is entitled to the benefits, and is subject to the terms, of the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

     Except as otherwise specified in the Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

     Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed thereto in the Agreement.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH,
AND
BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.


                              AEGIS AUTO FUNDING CORP.
III



                              By:

                              Title:

                             SCHEDULE TO NOTE




DATE
OF
LOAN
AMOUNT
OF
 LOAN
DATE OF
PAYMENT/
PREPAYMENT
AMOUNT OF
PAYMENT/
PREPAYMENT
INITIALED
    BY